January 9, 2001


Mr. Mark Green
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


               Re:    Pre-Effective Amendment No. 1 to the
                      Registration Statement No. 333-52088 of
                      Residential Asset Securities Corporation on Form S-3

Dear Mr. Green:

               Pursuant to Rule 461 of the Rules and Regulations under the Securities Act of 1933, as amended, we hereby request acceleration of the effective date of the above-referenced Registration Statement so that it may become effective at 2:00 p.m., Eastern Standard Time, on January 11, 2001 or as soon as practicable thereafter.

                      Very truly yours,



                      RESIDENTIAL ASSET SECURITIES CORPORATION



                      By:___________________________________________ *
                      Name:  William B. Acheson
                      Title: President and Chief Executive Officer




     *By:  /s/ Julie A. Steinhagen
          Julie A. Steinhagen
          Attorney-in-fact pursuant
          to a power of attorney previously
          filed with the Registration Statement.

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